Date:           March 29, 1996

To:             HS Resources, Inc.
Attn:           Ann Zumwalt
Fax:            415 433 5811

cc:             Dale Cantwell
Fax:            (303) 296-3601

Re:             Natural Gas Commodity Swap - Chase Ref # sw0800688

Reference is made to the Master Forward and Protection Agreement dated as of December 2, 1991 (the "Agreement") between The Chase Manhattan Bank N.A. ("Chase") and HS Resources, Inc., pursuant to which this Notice of Execution is delivered and to which the Transaction contemplated hereby is subject. This Notice of Execution shall constitute a supplement to the Agreement and will be read and construed along with the Agreement between the parties as a single agreement.

We hereby confirm the following terms:

1.      Type of Transaction:            Swap

2.      Relevant Commodity:             Crude Oil

3.      Fixed Amount Payer:             Chase

4.      Floating Amount Payer:          HS Resources, Inc.

5.      Commencement Date:              June 1, 1996

6.      Termination Date:               December 31, 1996

7.      Fixed Price: See Schedule A             Schedule A

                                               Quantity per
                                                Settlement      Calculation
                           Fixed Price           Period           Periods
                           $19.38/bbl            15,000        June 1 - 30, 1996
                           $18.77/bbl            15,000        July 1 - 31, 1996
                           $18.38/bbl            15,000        Aug 1 - 31, 1996
                           $18.18/bbl            15,000        Sept 1 - 30, 1996
                           $18.02/bbl            14,000        Oct 1 - 31, 1996
                           $17.87/bbl            14,000        Nov 1 - 30, 1996
                           $17.73/bbl            14,000        Dec 1 - 31, 1996

8.      Period End Dates:               01-Jul-96
                                        01-Aug-96
                                        01-Sep-96
                                        01-Oct-96
                                        01-Nov-96
                                        01-Dec-96
                                        30-Dec-96

9.      Quantity Per Settlement Period: See schedule A

10.     Index Price:

        "Index Price", with respect to a Settlement Period, means such amount in Dollars as is the arithmetic average (rounded to the second decimal point) of the closing price on the New York Mercantile Exchange ("NYMEX") of the crude oil futures contract on each day in such Settlement Period for which such price is listed in the "Settle" column in the "Crude Oil, Light Sweet" section under the heading "Commodity Futures Prices" in The Wall Street Journal for the nearest contract traded on that day; provided however, that if any such price is not reported in The Wall Street Journal and is not otherwise obtainable through the NYMEX the price for such day shall be the mean of the first month "WTI" prices reported in Platt's Oilgram Price Report in the column "Spot Price Crude Assessments" under the heading "U.S." for that day; provided further that if no such Platt's Oilgram price is available, Chase shall determine the prices for each day for which such Platt's Oilgram price would otherwise have been used by such means as are available to determine such prices for the West Texas crude oil market.

11.     Transaction Fee:                N/A



Confirmed by:                                   The Chase Manhattan Bank, N.A.

HS Resources, Inc.

                                                   /s/ IGNACIO MACHADO
                                                -----------------------------
                                                By:    Ignacio Machado
                                                       Second Vice President
By:  /s/ JAMES E. DUFFY
   ---------------------
Name:    James E. Duffy                         Fax:   (212) 552-4910
Title:   Vice President                         Phone: (212) 552-5146